Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

PEAK RESORTS, INC.

ARTICLE 1

REGISTERED OFFICE

Section 1.1 Registered Office. The registered office of Peak Resorts, Inc. (the “corporation”) shall be located in the County of St. Louis, State of Missouri.

ARTICLE 2

SHAREHOLDERS’ MEETINGS

Section 2.1 Annual Meetings. An annual meeting of shareholders shall be held on such date and at such time as determined by the board of directors and as indicated in the notice of such meeting. Every meeting of the shareholders shall be convened at the hour stated in the notice for said meeting and continue until declared adjourned by a vote of the shareholders present or declared adjourned by the presiding officer. At such meeting, a board of directors shall be elected and such other business shall be transacted as may properly be brought before the meeting.

Section 2.2 Notice of Annual Meeting. Written or printed notice of the annual meeting stating the place, day and hour of the meeting shall be delivered or given, either personally, by mail or as may otherwise be permitted by law, to each shareholder of record entitled to vote thereat at such address as appears on the books of the corporation, not less than ten (10) or more than seventy (70) days before the date of the meeting.

Section 2.3 Special Meetings. Special meetings of the shareholders or of the holders of any special class of stock of the corporation may be called by the chairman of the board or the president at any time unless otherwise provided by law, and shall be directed to do so by resolution of the board of directors or whenever shareholders owning not less than seventy-five percent (75%) of all the shares issued and outstanding and entitled to vote at the particular meeting shall request such a meeting in writing. Such request shall be delivered to the president of the corporation and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, it shall be the duty of the president to call a special meeting of the shareholders to be held at anytime, not less than ten (10) nor more than seventy (70) days thereafter, as the president may fix. If the president shall neglect to issue such call, the person or persons making such direction or request may issue the call. The business transacted at any special meeting of shareholders shall be confined to the purposes stated in the notice.

Section 2.4 Notice of Special Meeting. Written or printed notice of a special meeting of shareholders, stating the place, day, hour and purpose or purposes thereof, shall be delivered or given, personally, by mail or as my otherwise be permitted by law, to each shareholder of record entitled to vote thereat at such address as appears on the books of the corporation, not less than ten (10) or more than seventy (70) days before the date of the meeting.

Section 2.5 Place of Meetings. All meetings of the shareholders shall be held at the principal business office of the corporation or at such other place as the board of directors may specify in the notice of such meeting.

Section 2.6 Quorum; Adjournment. A majority of the shares issued and outstanding and entitled to vote thereat, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by statute. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time for successive periods of not more than ninety (90) days, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally scheduled.

Section 2.7 Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power represented in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the articles of incorporation, or these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such questions.

At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by a proper instrument in writing subscribed by the shareholder or by his/her duly authorized attorney-in-fact. Except as otherwise provided in a Certificate of Designation with respect to any shares of preferred stock, each shareholder shall have one (1) vote for each share having voting power, registered in his/her name on the books of the corporation.

Section 2.8 Action by Consent. Any action which may be taken at any meeting of the shareholders may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

Section 2.9 Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 2.10 Notice of Shareholder Business at Annual Meetings. At any annual meeting of shareholders, only such business shall be conducted as shall have been properly brought before the meeting. In addition to any other requirements imposed by or pursuant to law, the articles of incorporation or these by-laws, each item of business to be properly brought before an annual meeting must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board or the persons calling the meeting pursuant to the articles of incorporation; (b) be otherwise properly brought before the meeting by or at the direction of the board; or (c) be otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. Public disclosure of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder’s notice. For purposes of these by- laws “public disclosure” shall mean disclosure in a press release reported by the Dow Jones, Associated Press,

Reuters or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission. To be in proper written form, a shareholder’s notice to the secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

ARTICLE 3

DIRECTORS

Section 3.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of its board of directors.

Section 3.2 Number, Nominations, Election and Term. The board shall consist of such number of directors as the board may from time to time determine, provided that in no event shall the number of directors be less than three (3), and provided further that no reduction in the number of directors shall have the effect of shortening the term of any incumbent director.

The directors shall be elected at the annual meeting of the shareholders, and each director shall serve until the next succeeding annual meeting of shareholders and until his/her successor shall have been elected and qualified.

Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the articles of incorporation. Nominations of persons for election to the board of directors may be made at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any shareholder of the corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 3.2or (c) by any shareholder pursuant to a written agreement with the corporation (which written agreement was approved by the board of directors), provided that such nominee meets the qualifications set forth in such written agreement.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a shareholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Public disclosure shall have the meaning set forth in Section 2.10 herein.

To be in proper written form, a shareholder’s notice to the secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 3.2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 3.3 Resignation; Vacancy. Any director of the corporation may resign at any time by giving written notice of such resignation to the board of directors, the chairman of the board, the president, any vice president or the secretary of the corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the board of directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

If the office of a director becomes vacant for any reason, the remaining directors shall, by a majority vote, choose a successor or successors who shall hold office for the unexpired term in respect of which such vacancy occurred or until the next election of directors.

Section 3.4 Removal. Subject to any limitation imposed by law, directors may be removed from office with or without cause only (a) by the board of directors, as provided by law, in the event a director fails to meet the qualifications for election as a director as set forth under Section 3.2 herein, or in the event a director is in breach of any agreement between such director and the corporation relating to such director’s services as a director or employee of the corporation, or (b) by a vote of the holders of sixty-six and two thirds percent (66-2/3%) of the shares then entitled to vote at an election of directors, voting as a single class. Any such vote by the shareholders shall be in addition to the separate vote of any particular class or series of capital stock of the corporation required by or pursuant to law, the articles of incorporation or otherwise.

Section 3.5 Regular Meetings. Regular meetings of the board of directors shall be held at such places, within or without the State of Missouri, and on such days and at such times as shall be fixed from time to time by the board of directors. Notice of such regular meetings need not be given.

Section 3.6 Special Meetings. Special meetings of the board may be held at any time and place, within or without the State of Missouri, upon the call of the chairman of the board, the president or secretary of the corporation by oral, written, telegraphic, facsimile transmission or any other mode of notice duly given, sent or mailed to each director, at such director’s last known address, not less than twenty-four (24) hours before such meeting.

Section 3.7 Quorum; Adjournment. At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.8 Place of Meetings. The directors may hold their meetings at the principal business office of the corporation or at such other place as they may determine.

Section 3.9 Board Committees. The board may designate an executive committee and one or more other committees, each committee to consist of one or more directors of the corporation. Any such committee, to the extent provided in any such resolution, shall have and may exercise all the powers and authority of the board in the management of the business and affairs of the corporation. Any such committee shall keep written minutes of its meetings and report the same to the board at the next regular meeting of the board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board to act at the meeting in the place of any such absent or disqualified member.

Section 3.10 Participation via Conference Telephone. Members of the board of directors or of any committee designated by the board of directors may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

Section 3.11 Waiver of Notice. Whenever any notice is required to be given, a waiver thereof in writing, by telegram or facsimile transmission from the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

Section 3.12 Attendance Constitutes Waiver of Notice. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3.13 Action by Consent. Any action which is required to be or may be taken at a meeting of the directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the directors.

Section 3.14 Compensation of Directors. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the board. The board may also provide that the corporation shall reimburse each such director for any expense incurred by such director on account of such director’s attendance at any meetings of the board or committees of the board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the corporation or its subsidiaries in any other capacity and receiving compensation therefor.

ARTICLE 4

OFFICERS

Section 4.1 Number, Election and Term. The officers of the corporation shall be a president and a secretary who shall be chosen by the board of directors at its first meeting after each annual meeting of shareholders. The board of directors may also choose a chairman of the board, one or more vice chairmen, one or more vice presidents, one or more of which may be designated as senior vice presidents or executive vice presidents, a treasurer, and one or more assistant secretaries and assistant treasurers.

The board may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

The officers of the corporation shall hold office until their successors are chosen.

Any officer elected or appointed by the board of directors may be removed at any time by the affirmative vote of a majority of the whole board of directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

Section 4.2 Chairman of the Board. The chairman of the board, if any, shall preside at all meetings of the shareholders and directors at which he/she is present and shall perform such other duties as the board of directors or these by-laws may prescribe.

Section 4.3 Vice Chairmen. In the absence of the chairman of the board, the vice chairmen, if any, in order of their seniority, shall perform the duties and exercise the powers of the chairman of the board, preside at all meetings of the shareholders and directors at which any are present and perform such other duties as the board of directors may prescribe.

Section 4.4 President/Chief Executive Officer. In the absence of the chairman of the board and any vice chairmen, the president shall preside at all meetings of the shareholders and directors at which he/she is present. If no officer has been expressly designated as chief executive officer by the board of directors, the president shall be chief executive officer of the corporation, with the powers and duties which attach to such position. He/she shall perform such duties as the board of directors may prescribe and shall see that all orders and resolutions of the board are carried into effect.

The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 4.5 Senior Vice Presidents and Executive Vice Presidents. Senior vice presidents and executive vice presidents shall perform such duties and exercise such powers as shall be delegated by the chief executive officer or as shall be designated by the board of directors.

Section 4.6 Vice Presidents. Vice presidents shall perform such duties and exercise such powers as shall be delegated by the chief executive officer or as shall be designated by the board of directors.

Section 4.7 Secretary and Assistant Secretaries. The secretary shall keep or cause to be kept a record of all meetings of the shareholders and the board of directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He/she shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or chief executive officer, under whose supervision he/she shall be. He/she shall keep in safe custody the seal of the corporation and shall affix the same to any instrument requiring it.

The assistant secretaries, if any, in order of their seniority shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties as the board of directors may prescribe.

Section 4.8 Treasurer and Assistant Treasurers. The treasurer, if any, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors and shall perform such other duties as the board of directors may prescribe.

The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the chairman of the board, chief executive officer, president and directors, at the regular meetings of the board, or whenever they may require it, an account of all his/her transactions as treasurer and of the financial condition of the corporation.

If required by the board of directors, the treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the corporation.

The assistant treasurers, if any, in the order of their seniority shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties as the board of directors may prescribe.

ARTICLE 5

CAPITAL STOCK

Section 5.1 Share Certificates. The shares of the corporation shall be represented by certificates in such form as the appropriate officers of the corporation may from time to time prescribe; provided that the board may provide by resolution or resolutions that some or all of any or all classes or series of stock of the corporation shall be uncertificated shares. Notwithstanding the foregoing, every holder of uncertificated shares of a class or series some but not all of which are represented by certificates, shall be entitled, upon request, to a certificate representing such shares. Every holder of uncertificated shares shall be entitled to receive a statement of holdings as evidence of share ownership. Shares represented by certificates shall be numbered and registered in a share register as they are issued. Share certificates shall exhibit the name of the registered holder, the number and class of shares and the series, if any, represented thereby, the par value of each share or a statement that such shares are without par value as the case may be, and any other information required by law, regulation or stock exchange rule. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificated shares of the same class and series shall be identical.

Section 5.2 Transfer of Stock. Upon surrender to the corporation, or a transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation may issue to the person entitled thereto (a) a new certificate for such shares or (b) if requested by the holder and such shares are of a class or series of stock which may be uncertificated, (i) evidence of equivalent uncertificated shares or (ii) both a new certificate and evidence of uncertificated shares equaling in the aggregate the number of shares represented by the surrendered certificate, and in any case, the corporation shall cancel the old certificate and record the transaction upon its books. Upon receipt by the corporation, or a transfer agent of the corporation, of proper transfer instructions for uncertificated shares, accompanied by proper evidence of succession, assignment or authority to transfer, the corporation may issue to the person entitled thereto (a) evidence of equivalent uncertificated shares or (b) if requested by the holder, (i) a certificate for such shares or (ii) both a certificate and evidence of uncertificated shares equaling in the aggregate the number of shares covered by such transfer instructions, and in any case, the corporation shall cancel the old uncertificated shares and record the transaction upon its books.

Section 5.3 Transfer Agents and Registrars; Facsimile Signatures. The board may appoint one or more transfer agents and one or more registrars (any one of which may be appointed as both transfer agent and registrar) and may require all certificates for shares to bear the signature or signatures of any of them, any of which signature or signatures may be facsimile. In case any officer or officers of the corporation who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the corporation, such certificate or certificates may, nevertheless, be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

Section 5.4 Registered Shareholders. The corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

Section 5.5 Closing of Transfer Books and Fixing of Record Date. The board of directors shall have the power to close the transfer books of the corporation for a period not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the transfer books as aforesaid, the board of directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or entitled to exercise the rights in respect of any such change, conversion or exchange of shares. In such case only the shareholders who are shareholders of record on the record date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the date of closing of the transfer books or the record date fixed as aforesaid.

Section 5.6 Lost Certificate. The holder of any shares of stock of the corporation shall immediately notify the corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The corporation may issue a new certificate in the place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the board of directors may require the owner of the lost or destroyed certificate or such owner’s legal representative to give the corporation a bond in such sum and in such form as the board of directors may direct or approve, and with such surety or sureties as may be satisfactory to the board of directors, to indemnify the corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper so to do. The board of directors may delegate to any officer or officers of the corporation any of the powers and authorities contained in this Section 5.6.

ARTICLE 6

DIVIDENDS

Dividends upon the issued shares of the corporation may be declared by the board of directors at any regular or special meeting pursuant to law.

Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 7

FISCAL YEAR

The fiscal year of the corporation shall begin the 1st day of May in each year.

ARTICLE 8

SEAL

The corporate seal shall have inscribed thereon the name of the corporation, the state of incorporation, the words, Corporate Seal, and such other inscriptions as the board of directors may deem appropriate. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

ARTICLE 9

INDEMNIFICATION OF AND INSURANCE ON
DIRECTORS, OFFICERS EMPLOYEES AND AENTS

Section 9.1 Actions Involving Directors and Officers. The corporation shall indemnify each person who at any time is serving or has served as a director or an officer of the corporation against any claim, liability or expense incurred as a result of such service, or as a result of any other service on behalf of the corporation, or service at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, to the maximum extent permitted by law. Without limiting the generality of the foregoing, the corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of such services against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 9.2 Actions Involving Employees or Agents. The corporation may, if it deems appropriate and as may be permitted by this Section 9.2, indemnify any person who at any time is serving or has served as an employee or agent of the corporation against any claim, liability or expense incurred as a result of such service or as a result of any other service on behalf of the corporation, or service at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted by law or to such lesser extent as the corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the corporation may indemnify any such person who was or is a party (other than a party plaintiff suing on his own behalf or in the right of the corporation), or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, but not limited to, an action by or in the right of the corporation) by reason of such services against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. To the extent that an officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 9.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the action, suit or proceeding.

Section 9.3 Determination of Right to Indemnification in Certain Circumstances. Any indemnification required under Section 9.1 of this Article 9 or authorized by the corporation under Section 9.2 of this Article 9, unless ordered by a court shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in or established pursuant to this Article 9. Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

Section 9.4 Advance Payment of Expenses. Expenses incurred by a person who is or was a director or an officer of the corporation in defending a civil or criminal action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding, and expenses incurred by a person who is or was an officer, employee or agent of the corporation in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors, in either case upon receipt of an undertaking by or on behalf of the director or the officer to repay such amount unless it shall ultimately be determined that he is entitled to he indemnified by the corporation as authorized in or pursuant to this Article 9.

Section 9.5 Not Exclusive. The indemnification provided by this Article 9 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the articles of incorporation of the corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

Section 9.6 Indemnification Agreements Authorized. Without limiting the other provisions of this Article 9, the corporation is authorized from time to time, without further action by the shareholders of the corporation, to enter into agreements with any director, officer, employee or agent of the corporation providing such rights of indemnification as the corporation may deem appropriate, up to the maximum extent permitted by law. Any such agreement entered into by the corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with such other directors.

Section 9.7 Standard of Conduct. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article 9 (including without limitation pursuant to any agreement entered into pursuant to Section 9.6 of this Article 9) from or on account of such person’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the corporation.

Section 9.8 Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was otherwise serving on behalf or at the request of the corporation in any such capacity, or arising out of his status as such, whether or not the corporation is obliged to or would have the power to indemnify him against such liability under the provisions of this Article 9; provided, that the obtaining of any such insurance shall not give rise to any right to indemnification for any director, officer, employee or agent except as otherwise specified herein, in the articles of incorporation of the corporation, or by separate agreement with the corporation.

Section 9.9 Certain Definitions. For purposes of this Article 9:

(i)   Any director or officer of the corporation who shall serve as a director, officer or employee of any other corporation, partnership, joint venture, trust or other enterprise of which the corporation, directly or indirectly, is or was the owner of a majority of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be serving as such director, officer or employee at the request of the corporation, unless the board of directors of the corporation shall determine otherwise. In all other instances where any person shall serve as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise of which the corporation is or was a shareholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as such director, officer, employee or agent at the request of the corporation, the board of directors of the corporation may determine whether such service is or was at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service.

(ii)  References to a corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership; joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 9 with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

(iii)The term “other enterprise” shall include employee benefit plans; the term “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; the term “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article 9 in connection with such plan.

Section 9.10 Survival. Any indemnification rights provided pursuant to this Article 9 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. Notwithstanding any other provision in these by-laws, indemnification rights arising under or granted pursuant to this Article 9 shall survive amendment or repeal of this Article 9 with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the corporation.

ARTICLE 10

ALTERATION, AMENDMENT
OR REPEAL OF BY-LAWS

All by-laws of the corporation may be amended, altered or repealed, and new by-laws may be made, by the affirmative vote of a majority of the directors cast at any regular or special meeting at which a quorum is present provided that such authority has been delegated to the board of directors by the articles of incorporation.